Exhibit m (iv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K
                           Amendment #1 to EXHIBIT B
                                     to the
                               Distribution Plan

                    FEDERATED MANAGED ALLOCATION PORTFOLIOS:
                       FEDERATED BALANCED ALLOCATION FUND
                                 CLASS A SHARES

         This Amendment #1 to Exhibit B to the Distribution Plan is adopted as of the 15th day of November, 2007, by Federated Managed Allocation Portfolios with respect to the Shares of the portfolio of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Class A Shares of Federated Balanced Allocation Fund held during the month.

         Witness the due execution hereof this 1st day of December, 2007.


                                     FEDERATED MANAGED ALLOCATION PORTFOLIOS


                                     By: /s/ J. Christopher Donahue
                                     Name:  J. Christopher Donahue
                                     Title:  President